Exhibit 10.2
 STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is dated the 15th day of July, 2010 by and among Mr. Sun Jing Long(the “Buyer”), CHINA VOIP & DIGITAL TELECOM INC. a Nevada Corporation (the “Company”).

WHEREAS, the Company desire to sell its common stock to Buyer, and Buyer desires to buy one million eight hundred thousand (1,800,000) shares of the Company’s common stock for the consideration and upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows

1.	Purchase and Sale of Stock.

1.1           Agreement to Purchase and Sell.  Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as such term is hereinafter defined), Company shall deliver one million eight hundred thousand (1,800,000) shares of common stock to Buyer, and Buyer shall pay $486,000 US DOLLAR (Purchase Amount) to the Company.

1.2             Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements made by the Company contained herein, both the Buyer and the Company agree that the Purchase Price is $ 0.27 per share.

1.3             Payment of Purchase Amount.  The Purchase Amount shall be payable on the Closing Date by wire transfer of immediately available funds in accordance with the Company's written wire instructions.

1.4                         Closing.  The closing of the transaction contemplated herein (the "Closing") will be at the office of Buyer on or before _________, 2010 or at such other place or at such other date and time as the Company and Buyer may mutually agree.  Such date and time of Closing is herein referred to as the "Closing Date."

2.	Representations and Warranties of the Company. The Company, represents and warrants to Buyer as follows:

2.1           Existence and Good Standing.  The Company is a limited liability Company duly registered, validly existing and in good standing under the laws of the State of Nevada.  The Company is duly licensed or qualified to do business and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

2.2           Corporate Authority.    The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

2.3           Compliance with Law.  The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject.  The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

2.4           Validity and Effect of Agreements.  This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company and Shareholders enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.

2.5   Acknowledgment Regarding Buyer's Purchase of Stock. The Company acknowledges and agrees that the Buyer is acting in the capacity of arm's length purchaser with respect to the Agreement and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Agreement and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the stock.  The Company further represents to the Buyer that the Company's decision to enter into the Agreement has been based solely on the independent evaluation by the Company and its representatives.

2.6    No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

2.7           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyer or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.8           Undisclosed Liabilities.  The Company has no liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

2.9           Absence of Certain Changes or Events Since the Date of the Audited Balance Sheet.  Since the date of the Financial Statements, the Company has not:

(A)           incurred any liability whatsoever, whether accrued, absolute, contingent or otherwise, except those liabilities and obligations referred to in Section 2.8 above, and except in connection with this Agreement and the transactions contemplated hereby;

(B)           discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

(C)               mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties;

(D)           transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

(E)           canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

(F)           waived or released any rights of material value;

(G)           made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of the Company;

(H)           suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business, or suffered any casualty loss or damage in excess of $25,000.00 and which is not covered by insurance; or

(I)           declared any dividends or bonuses, or authorized or affected any amendment or restatement of the articles of incorporation or by-laws of the Company or taken any steps looking toward the dissolution or liquidation of the Company.

Between the date of this Agreement and the Closing, the Company will not, without prior written notice to Buyer, do any of the things listed in sub-paragraphs (A) through (I) above.

2.10            Taxes.  The Company (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the assets or properties of the Company are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such returns.  No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement.  Copies of all federal, state, local and foreign tax returns of the Company have been made available for inspection by Buyer.

2.11              Title to Company Shares.  The Company Shares are duly authorized, validly issued, fully paid and non-assessable and are owned by Shareholders free and clear of all liens, encumbrances, charges, assessments and adverse claims.  The Company Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement.  Upon transfer of the Company Shares by Shareholders, Buyer will, as a result, receive good and marketable title to all of the Company Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims.

2.12           Title to Property and Assets.  The Company has good and marketable title to all of the properties and assets reflected in the Balance Sheets.  None of such properties or assets is, except as disclosed in said Balance Sheets hereto, subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens or charges of any kind or character.

2.13           Business Property Rights.  The property referred herein, together with (i) all designs, methods, inventions and know-how related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by the Company which have not been registered (collectively "Business Property Rights"), constitute all such proprietary rights owned or held by the Company.  The Company owns or has valid rights to use all such Business Property Rights without conflict with the rights of others.  Except as set forth herein, no person or corporation has made or, to the knowledge of the Company, threatened to make any claims that the operation of the business of the Company is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party.  To the knowledge of the Company, no third party is in violation of or is infringing upon any Business Property Rights.

2.14           No Breach or Default.  The Company is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract.  Shareholders have no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

2.15           Labor Controversies.  The Company is not a party to any collective bargaining agreement.  There are not any controversies between the Company and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to its business, and there are not any organizational efforts presently being made or threatened involving any of the Company's employees.  The Company has not received notice of any claim that the Company has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

2.16           Litigation.  Except as set forth herein, there are no actions, suits or proceedings with respect to the Company involving claims by or against Shareholders or the Company which are pending or threatened against Shareholders or the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.  No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Shareholders or the Company has been named or to which Shareholders or the Company is a party, which apply, in whole or in part, to the business of the Company, or to any of the assets or properties of the Company or the Company Shares or which would result in any material adverse change in the business or prospects of the Company.

2.17             Bank Information.  The wire shall be sent to the Company’s Bank according to the information below:

China VoIP & Digital Telecom Inc.
ADD: 2470 Saint Rose PKWY STE 304 Henderson N.V 89074-7775
Bank of America, N.A.
ADD: 10459N 28th Drive Phoenix AZ 85051-1597
ACC #: 004682127161
SWIFT: BOFAUS3N

2.18           Powers of Attorney.  There are no persons holding powers of attorney from the Company.

2.19           No Misrepresentation or Omission.  No representation or warranty by Shareholders in this Article 2 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished by Shareholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to the Company.

3.           Representations and Warranties of Buyer.  Buyer represents and warrants to the Company as follows:

3.1           Existence and Good Standing.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of People’s Republic of China.  Buyer is duly licensed or qualified to do business as a  corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

3.2           Corporate Authority.  Buyer has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

3.3           Compliance with Law.  Buyer is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer is a party or is subject, and Buyer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject.  Buyer has obtained all licenses, permits or other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

3.4           Authorization; Validity and Effect of Agreements.  The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.  This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.  The execution and delivery of this Agreement by Buyer does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (iii) violate or conflict with any provision of the by-laws or articles of incorporation of Buyer as amended to the date of this Agreement.

3.5           Absence of undisclosed liabilities.  The Buyer has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than those occurred in the normal course of business) whether accrued, absolute or contingent.

            3.6    Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

4.           Other Covenants and Agreements.

4.1           Company Cooperation.    Subject to the terms and conditions of this Agreement, the Company will use its best efforts to cause its officers, directors, employees, accountants, consultants, advisors and agents, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

4.2           Public Announcements.  Neither the Companys nor Buyer will at any time, without the prior written consent of the other, make any announcement, issue any press release or make any statement with respect to this Agreement or any of the terms or conditions hereof except as may be necessary to comply with any law, regulation or order and then only after written notice to the other party of the timing, context and content of such announcement, press release or statement; provided, however, that subsequent to the Closing the Company may disclose the consummation of the transaction herein contemplated without the consent of the Buyer.

5.           Conditions of Closing.

5.1           Buyer’s Conditions of Closing.    The obligation of Buyer to purchase and pay for the Company Shares shall be subject to and conditioned upon the satisfaction (or waiver by Buyer) at the Closing of each of the following conditions:

(A)             All representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date, the Company shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

(B)                      There shall have been no material adverse change since the date of the Audited Balance Sheet in the financial condition, business or affairs of the Company, and the Company shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which materially affects the value of its assets, properties or business.

(C)                      Neither any investigation of the Company by Buyer, nor any supplement or other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on the Company or its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.

(D)           No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

(E)                      As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

                        (F)                                As of the Closing, there shall have been no material adverse change in the amount of issued and outstanding common stock of the Company.

5.2           The Company’s Conditions of Closing.  The obligation of the Company to sell its Shares shall be subject to and conditioned upon the satisfaction (or waiver by the Company) at the Closing of each of the following conditions:

(A)                                All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

 (B)                      Buyer shall have effected payment of the Purchase Amount in accordance with Section 1.3 of this Agreement and according to the bank wire information stipulated in Section 2.17, by providing the Company a bank confirmation of the wire.

       (C)                                Resolutions of its Board of Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

       (D)                                The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

                  (E)                                No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

       (F)                                As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on the Company.

6.           Termination.

6.1           Methods of Termination.   The transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by the Company and Buyer, but not later than the Closing:

6.1.1           By mutual consent of Buyer and the Company, or

6.1.2           By Buyer, if any of the conditions provided for in Section 5.1 hereof shall not have been met or waived in writing by Buyer at or prior to Closing; or

6.1.3           By the Company, if any of the conditions provided for in Section 5.2 hereof shall not have been met or waived in writing by the Company at or prior to Closing.

6.2           Procedure Upon Termination.  In the event of termination by Buyer or the Company, as applicable, pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by Buyer or the Company.  If the transactions contemplated by this Agreement are so terminated:

6.2.1           Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same.

7.           Miscellaneous.

7.1           Notice.  Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested.

If to the Company: China VoIP & Digital Telecom Inc.

Address: 11/F No.11 Building, Shuntai Square, No.2000
Shunhua Rd,High-tech Industrial Development
Zone, Jinan, 250101
                                    ATTN:    Kunwu Li

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

7.2           Execution of Additional Documents.  The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Company Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Company Shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

7.3           Binding Effect; Benefits.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.4             Entire Agreement.  This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms.  It supersedes all understandings and negotiations concerning the matters specified herein.  Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect.  The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein.  No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

7.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada exclusive of the conflict of law provisions thereof.

7.6           Survival.  All of the terms, conditions, warranties and representations contained in this Agreement shall survive the Closing.

7.7           Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

7.8           Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

7.9           Waivers.  Either Buyer or the Company may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

7.10           Merger of Documents.  This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

7.11    Incorporation of Exhibits and Schedules.  All Exhibits and Schedules attached   hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

7.12     Severability.  If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

7.13 Assignability.  Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

           7.14   Inconsistent with both Chinese and English Version of the Agreement, its English version shall prevail.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.

COMPANY:

China VoIP & Digital Telecom Inc.

By:  /s/ Li Kunwu
       Li Kunwu
       President and Chief Executive Officer

BUYER:

By:  /s/ Mr. Sun Jing Long
       Mr. Sun Jing Long